UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2009

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana	46601
(Address of principal executive offices)	(Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 30, 2009, the Board of Directors of 1st Source Corporation, an Indiana corporation (the “Company”), amended the By-Laws of 1st Source Corporation (the “Bylaws”) to add a new Section 4.14 to Article IV to elect not to be governed by new Indiana Code §23-1-33-6(c) of the Indiana Business Corporation Law (the “IBCL”).  The new IBCL provision, which became effective July 1, 2009, imposes mandatory staggered terms for the members of the board of directors of all public companies incorporated in Indiana unless, on or before July 31, 2009, the company adopts a bylaw expressly electing not to be governed by the provision. Even if a company elects to “opt out” of the mandatory IBCL staggered board requirement, the company may maintain or adopt a staggered board in compliance with the provisions of the company’s articles or bylaws. A company that does opt out on or before July 31, 2009, may subsequently rescind the election to opt out and cause the company to become subject to the mandatory staggered board requirement.

The Company currently maintains a staggered Board of Directors in compliance with its Bylaws and Articles of Incorporation.

The Bylaws, as amended, are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference. Article IV, Section 4.14 contains the amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	By-Laws of 1st Source Corporation (Amended By Directors as of July 30, 2009)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: July 31, 2009	/s/ Christopher J. Murphy III
Christopher J. Murphy III
Chairman of the Board, President and CEO

Date: July 31, 2009	/s/ Larry E. Lentych
Larry E. Lentych
Treasurer and Chief Financial Officer, Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Location

3.1	By-Laws of 1st Source Corporation (Amended By Directors as of July 30, 2009)	Attached